                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              --------------------------------------------------
                            DURING THE PAST 60 DAYS
                            -----------------------


Settlement                  For the                 Price per
  Date          By        Account of    Quantity      Share   Type of Trade    Broker
----------   -----------  ----------    --------    --------- -------------    ------
  07/03/97   Partners      BVF            113,560     $2.3750   Purchase        FBCO
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  07/03/97   Partners      ILL10           17,000     $2.3750   Purchase        FBCO
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  07/03/97   Partners      BVF Ltd.        60,000     $2.3750   Purchase        FBCO
--------------------------------------------------------------------------------------
  07/29/97   Partners      BVF            200,000     $2.3750   Purchase        NB
--------------------------------------------------------------------------------------
  07/29/97   Partners      BVF Ltd.       100,000     $2.3750   Purchase        NB
--------------------------------------------------------------------------------------

FBCO   =  First Boston
NB     =  No Broker